Exhibit 99.29

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

WEST FRASER TIMBER CO. LTD. (“WEST FRASER”)

Tuesday, May 26, 2020 – 11:30 a.m.

Vancouver, British Columbia

Voting Results

This report on the voting results of the annual general meeting of shareholders of West Fraser is made in accordance with section 11.3 of National Instrument 51-102 Continuous Disclosure Obligations.

The management of West Fraser recommended that Shareholders vote FOR matters 1, 2, 3 and 4 below:

1.	Election of Directors

Each of the 10 nominees listed in the Information Circular were elected as directors of West Fraser.

Nominee	Votes For	Votes Withheld	% Votes For
Henry H. Ketcham	49,168,713	636,467	99
Reid E. Carter	48,965,838	839,342	98
Raymond Ferris	49,604,661	200,519	99
John N. Floren	49,101,275	703,905	99
Brian G. Kenning	49,061,875	743,305	99
John K. Ketcham	49,101,750	703,430	99
Gerald J. Miller	49,054,626	750,554	98
Robert L. Phillips	46,488,189	3,316,991	93
Janice G. Rennie	48,870,151	935,029	98
Gillian D. Winckler	49,520,637	284,543	99

2.	Appointment of Auditor

The auditor listed in the Information Circular was appointed as auditor of West Fraser by a show of hands (no ballot).

3.	Advisory Resolution on our Approach to Executive Compensation

The Company’s approach to executive compensation was approved (on an advisory basis) as described in the Information Circular.

Votes For	Votes Against	% Votes For
48,870,796	934,384	98

4.	Adoption of Shareholder Rights Plan

The Company’s shareholder rights plan was approved as detailed in the Information Circular.

Votes For	Votes Against	% Votes For
49,556,770	248,410	99